Exhibit 3.8

CERTIFICATE OF FORMATION
OF
JOHNSON DIVERSEY SUBSIDIARY AC, LLC

1.  The name of the limited liability company is Johnson Diversey Subsidiary AC, LLC.

2.  The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.  The Company shall perpetually exist from and after the date the Delaware Secretary of State issue a Certificate of Formation, unless dissolved earlier by law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Johnson Diversey Subsidiary AC, LLC this 25th day of March, 2002.

/s/ JOEL T. MAY
Joel T. May Authorized Person

CERTIFICATE OF AMENDMENT
OF
JOHNSON DIVERSEY SUBSIDIARY AC, LLC

1.    The name of the limited liability company is Johnson Diversey Subsidiary AC, LLC.

2.    The Certificate of Formation of the limited liability company is hereby amended as follows:

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1.    The name of the limited liability company is JD Real Estate Subsidiary, LLC.

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3.    This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment of Johnson Diversey Subsidiary AC, LLC this 24th day of April, 2002.

/s/ JOANNE BRANDES
JoAnne Brandes President